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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-23741, 333-39354 and 333-93723) pertaining to the 1987
Non-Qualified Stock Option Plan and Stock Option Agreements and the 1996 Stock Option Plan of Equidyne Corporation of our report dated November 16, 2001, with respect to the consolidated financial statements of Equidyne Corporation included in the Annual Report (Form 10-KSB) for the year ended July 31, 2002.

                                                  /s/ ERNST & YOUNG LLP

Manchester, New Hampshire
October 23, 2002